ALEXION PHARMACEUTICALS, INC.
121 SEAPORT BOULEVARD
BOSTON, MA 02210

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALXN2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49803-Z79957

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALEXION PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To adopt the Agreement and Plan of Merger, dated as of December 12, 2020 (as it may be amended from time to time, the "merger agreement") by and among Alexion, AstraZeneca PLC ("AstraZeneca"), Delta Omega Sub Holdings Inc., a wholly owned subsidiary of AstraZeneca ("Bidco"), Delta Omega Sub Holdings Inc. 1, a direct, wholly owned subsidiary of Bidco and Delta Omega Sub Holdings LLC 2, a direct, wholly owned subsidiary of Bidco (the "merger proposal").	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Alexion's named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement.	☐	☐	☐
3. To approve the adjournment of the Alexion special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Alexion special meeting to approve the merger proposal or to ensure that any supplement or amendment to this proxy statement/ prospectus is timely provided to Alexion stockholders.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT: Please sign exactly as name appears above. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signer is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D49804-Z79957 ALEXION PHARMACEUTICALS, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE VIRTUAL SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2021. Ludwig Hantson, Aradhana Sarin and Ellen Chiniara, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Alexion Pharmaceuticals, Inc. ("Alexion") held of record by the undersigned on March 30, 2021, at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/ALXN2021SM, at 9:00 a.m. on Tuesday, May 11, 2021, and any adjournment thereof (the “Alexion special meeting”). Any and all proxies heretofore given are hereby revoked. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side